Articles of Incorporation
                               of

            INTERNATIONAL TRAINING & EDUCATION CORP.
 FIRST.          The name of the corporation is:

             INTERNATIONAL TRAINING & EDUCATION CORP.


     SECOND. Its principle office in the State of Nevada is located at 251 Jeanell Dr. Suite 3, Carson City, NV 89703, that this Corporation may maintain an office, or offices, in such other place within or without the state of Nevada as may from time to time designated by the Board of Directors, or by the by-laws of said corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

     THIRD. The objects for which this Corporation is formed are:
To redomicile from the state of Utah into the state of Nevada and to engage in any lawful activity, but not be limited to the following:
     (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.
     (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.
     (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.
     (D) Shall have power to sue and be sued in any court of law or equity.
     (E) Shall have power to make contracts.
     (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate, with its franchises. The power to hold real and personal estate shall include the power to take the same devise or bequest in the State of Nevada, or any other state, territory or country.
     (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

          Shall have power to make by-laws not inconsistent with the constitution of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business,  and  the  calling  and  holding  of  meetings  of  its stockholders.
     (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.
     (J) Shall have power to adopt and use a common seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such nonuse shall not in any way affect the legality of the document.
     (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable upon the happening of a specified event or events,, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.
     (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the 'indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.
     (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.
     (N) Shall have power to conduct business,, have one or more offices, and hold, purchase, mortgage and convey real and personal property 'in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.
     (0) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, or any amendment thereof.
     (P) Shall have the power to make donations for the public 'welfare or for charitable, scientific or educational purposes.
     (Q) Shall have the power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

     FOURTH. That the voting common stock authorized may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with a nominal or par value of .001 cents per share and TBREE THOUSAND (3,000) shares of convertible cumulative preferred stock with a nominal or par value of .001 cents per share shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

     FIFTH, The governing body of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall be reduced to less than one (1). The name and post office address of the first board of Directors shall be one
(1) in number and listed as follows:

     NAME                              POST OFFICE ADDRESS
Michael D. Taylor                      251 Jeanell Dr. Suite 3
                                       Carson City, NV 89703

     SIXTH,   The  capital  stock,  after  the  amount   of   the
subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     SEV'ENTH.   The  name  and  post  office  address   of   the
incorporators  signing  the  Articles  of  Incorporation  is   as
follows:

     NAME                              ADDRESS
Michael D. Taylor                   251 Jeanell Dr. Suite 3
                                    Carson City, Nevada 89701

     EIGHTH.        The resident agent for this corporation shall
     be:

                 CORPORATE ADVISORY SERVICE, INC.

The address of said agent, and, the principle or statutory addr6ss of this corporation in the State of Nevada is.
                    251 Jeanell Dr. Suite 3,
                    Carson City, Nevada 89703

     NINTH.  The  corporation is  to  have  perpetual existence.

     TENTH. In furtherance and not in limitation of the powers conferred by stature, the Board of Directors is expressly authorized:
          Subject  to  the  By-Laws,  if  any,  adopted  by   the
stockholders,  to  make,  alter  or  amend  the  By-Laws  of  the
Corporation.
          To fix the amount to be reserved as working capital over and above its capital stock paid 'in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.
          By resolution passed by a majority of the whole Board, to consist of one (1)or more committees, each committee to consist of one or more directors of the corporation, which, to the extent provided in the resolution, or 'in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as ma y be determined from time to time by resolution adopted by the Board of Directors.
          When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for the purpose, or when authorized by written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

     ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock may be issued or disposed of by the Board of directors to such persons and on such terms as is in its discretion it shall deem advisable.

     TWELFTH, No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act of omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     THIRTEENTH. This Corporation reserves the right to amend, alter, change, in any manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

            I, THE UNDERSIGNED, being the Incorporator Herein before named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my hand this 16th. day of June, 1994



                       Michael D.  Taylor

STATE OF NEVADA
                               SS:
CARSON CITY

On this 16th. day of June, 1994, in Carson City, Nevada, before me, the undersigned, A notary Public in and for Carson City, State of Nevada, personally appeared:

                        Michael D. Taylor

Known to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.


                           JILL BLAIR
                                           NOTARY PUBLIC NEVADA
                                              CARSON CITY
             JILL BLAIR
           Notary Public



Corporate Advisory Service, Inc. does hereby accept as Resident
Agent for the previously named Corporation.

Corporate Advisory Service, Inc.


By Michael D. Taylor,  President













      CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

            INTERNATIONAL  TRAINING & EDUCATION CORP.


            We the Undersized President and Vice-President/
Assistant Secretary of International Training & Education Corp.
do hereby certify:

        That the Board of Directors of said corporation at a meeting duly convened, held on the 5th day of February, 1996 adopted a resolution to amend the original articles as follows:

        Article FIRST is hereby amended to read as follows:

        The name of the corporation is:

                       DigiMedia USA, INC.

       The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,897,814; that the said changes and amendment have been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

_______________
President



_______________
Assistant Secretary

  State of Florida

  County of Broward

       On February 7, 1996, personally appeared before me a

  Notary Public, Kirk J. Girrbach and Gene Farmer, who

  acknowledged that they executed the above instrument.





_________________
Notary Public